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                                                                    EXHIBIT 99.1

                                    CONSENT

         The undersigned hereby consents to the use of the information contained in its report prepared for and presented to the Board of Directors of Pathnet, Inc. on September 14, 1999 and the back up materials and models relating to such report in Pathnet Telecommunications, Inc.'s Registration Statement on Form S-1, and the Prospectus included therein, and to the use of its name as the source of such information.

                                       THE YANKEE GROUP

                                       By: /s/ DONALD BRADSHAW
                                           -----------------------
                                       Name:   Donald Bradshaw
                                       Title:  Director